EXHIBIT 4.3

AMENDMENT NO. 1 TO

AMERICAN MEDIA, INC. STOCKHOLDERS’ AGREEMENT

This AMENDMENT NO. 1 TO STOCKHOLDERS’ AGREEMENT, dated as of October 2, 2013 (the “Amendment”), to the Stockholders’ Agreement, dated as of December 22, 2010 (the “Stockholders’ Agreement”), among American Media, Inc., a Delaware corporation (the “Company”) and the stockholders of the Company party thereto from time to time (collectively, the “Stockholders”), is entered into by the undersigned Stockholders, acting by Majority Requisite Consent pursuant to Section 9.1 of the Stockholders’ Agreement.

RECITALS:

WHEREAS, pursuant to Section 9.1 of the Stockholders’ Agreement, the Stockholders may amend the Stockholders’ Agreement by Majority Requisite Consent, such Majority Requisite Consent being satisfied by the signatories hereto;

WHEREAS, the Company and the Noteholders (as defined below) have entered into that certain Exchange Agreement, dated as of September 27, 2013 (the “Exchange Agreement”); and

WHEREAS, the undersigned Stockholders desire to amend the Stockholders’ Agreement to provide for the election of an additional director to the Company’s Board of Directors to be designated by the Noteholders under the circumstances described in the Exchange Agreement and as set forth herein.

AGREEMENT:

Each party hereto hereby agrees as follows:

SECTION 1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, have the meanings set forth in the Stockholders’ Agreement.

SECTION 2. Amendments to the Stockholders’ Agreement.

(a)	The following defined terms shall be added to Section 1.1 of the Stockholders’ Agreement:

“CAM” means Chatham Asset Management, LLC, a Delaware limited liability company.

“New Second Lien Cash Pay Notes” means the Company’s new Second Lien Senior Secured Cash Pay Notes to be issued at a future date under the circumstances described in the Exchange Agreement pursuant to an indenture among the Company, certain subsidiaries of the Company, as guarantors, and Wilmington Trust, National Association, as trustee.

1

“Noteholders” means, collectively, those certain entities or accounts affiliated with CAM that are holders of the New Second Lien Cash Pay Notes (and not any successor or assign who is not affiliated with CAM).

“Total Noteholder Ownership Percentage” means, with respect to the Noteholders, the fraction, expressed as a percentage, the numerator of which is the aggregate principal amount of New Second Lien Cash Pay Notes beneficially owned by the Noteholders at the time of determination as evidenced by a statement from each Noteholder certifying its beneficial ownership of New Second Lien Cash Pay Notes, and the denominator of which is the total aggregate principal amount of New Second Lien Cash Pay Notes issued and outstanding at the time of determination.

(b)	Section 4.1(b) of the Stockholders’ Agreement is hereby amended by inserting the phrase “(or such other number as has been set by the Company Board in accordance with Section 3.2 of the By-laws)” immediately after the phrase “constituting the Company Board to be nine (9)”;

(c)	A new Section 4.1(f) of the Stockholders’ Agreement is hereby inserted in its entirety as follows, immediately preceding Article V:

“(i) Beginning on the date that the Company consummates an Optional Second Lien Note Exchange (as defined in the Exchange Agreement) pursuant to the terms, conditions and procedures set forth in the Exchange Agreement and the Indenture (as defined in the Exchange Agreement) and if at such time the Total Noteholder Ownership Percentage is at least fifty percent (50%), each Stockholder hereby covenants and agrees to use commercially reasonable efforts to take all action within its power, including voting (or delivering written consents with respect to) its Stockholder Shares at each annual meeting of the holders of any class of Stockholder Shares, and at each special meeting of the holders of any class of Stockholder Shares called for the purpose of electing directors of the Company, and at any time at which holders of any class of Stockholder Shares shall have the right to vote for or consent in writing to the election of directors of the Company, then, and in each such event, each Stockholder shall vote all of the Stockholder Shares owned by it for, or consent in writing with respect to such Stockholder Shares in favor of, the election of the Company Board constituted as provided in Section 4.1(b), plus one (1) individual designated by the Noteholders (owning a majority of the aggregate principal amount of New Second Lien Cash Pay Notes beneficially owned by all Noteholders), who shall be an “independent director” as determined pursuant to the continued listing requirements of the New York Stock Exchange (the “Noteholder Designated Director”); provided, that if at any time the Total Noteholder Ownership Percentage is less than fifty percent (50%), the Stockholders shall no longer be bound by the requirements of this Section 4.1(f) and the Noteholder Designated Director will promptly resign from the Company Board, unless otherwise waived by the Company.

(ii) The Noteholders shall have the exclusive right to cause the removal and appointment of their respective designees to the Company Board as well as the exclusive right to cause the filling of vacancies created by reason of death, disability, removal or resignation of their respective designees to the Company Board, subject to the limitation set forth in the proviso in the preceding clause. In order to effect the rights granted by this Section 4.1(f), the directors (subject to their fiduciary duties) and the Company shall, or, in the case the directors fail to so act, the Stockholders shall use commercially reasonable efforts to take all action within their power, including voting (or delivering written consents with respect to) their Stockholder Shares, (i) to remove any Noteholder Designated Director whose removal is requested by the Noteholders and (ii) to promptly fill any vacancy created by the death, disability, removal, or resignation of a Noteholder Designated Director, in each case for the election of a new Noteholder Designated Director.”

2

(d)	Section 9.1 of the Stockholders’ Agreement is hereby amended by inserting the following language as the second sentence of such Section:

“The provisions of Section 4.1(f) of this Agreement may not be amended, modified, restated, supplemented or waived without the consent of the Noteholders before the earlier to occur of (i) the Optional Second Lien Note Exchange Notification Date (as defined in the Indenture (as defined in the Exchange Agreement)), solely in the event that the Company does not exercise its option to consummate the Optional Second Lien Note Exchange pursuant to the terms, conditions and procedures set forth in the Exchange Agreement and the Indenture, and (ii) the first date on which the Total Noteholder Ownership Percentage is less than fifty percent (50%).”

SECTION 3. Effect of Amendment; References. Except as specifically amended hereby, the Stockholders’ Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall become effective upon its execution by the Stockholders acting by Majority Requisite Consent. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Stockholders’ Agreement shall from and after the date hereof refer to the Stockholders’ Agreement as amended by this Amendment.

SECTION 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5. Miscellaneous. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

[Signature page follows]

4

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.

AG CAPITAL RECOVERY PARTNERS VI LP

By:  /s/Thomas M. Fuller

Name: Thomas M. Fuller

Title: Authorized Signature

AG CAPITAL RECOVERY PARTNERS VII LP

By:  /s/Thomas M. Fuller

Name: Thomas M. Fuller

Title: Authorized Signature

AG CNG FUND LP

By:  /s/Thomas M. Fuller

Name: Thomas M. Fuller

Title: Authorized Signature

AG MM LP

By:  /s/Thomas M. Fuller

Name: Thomas M. Fuller

Title: Authorized Signature

AG CAPITAL RECOVERY PARTNERS VI L.P.

By:  /s/Thomas M. Fuller

Name: Thomas M. Fuller

Title: Authorized Signature

AG ELEVEN PARTNERS LP

By:  /s/Thomas M. Fuller

Name: Thomas M. Fuller

Title: Authorized Signature

[Signature page to Amendment No. 1 to AMI Stockholders’ Agreement]

5

AG GARDEN PARTNERS LP

By:  /s/Thomas M. Fuller

Name: Thomas M. Fuller

Title: Authorized Signature

AG SUPER FUND INTERNATIONAL PARTNERS LP

By:  /s/Thomas M. Fuller

Name: Thomas M. Fuller

Title: Authorized Signature

AG PRINCESS LP

By:  /s/Thomas M. Fuller

Name: Thomas M. Fuller

Title: Authorized Signature

AG SUPER FUND LP

By:  /s/Thomas M. Fuller

Name: Thomas M. Fuller

Title: Authorized Signature

AG CAPITAL RECOVER V MASTER

By:  /s/Thomas M. Fuller

Name: Thomas M. Fuller

Title: Authorized Signature

AGCH V MASTER ACCOUNT L.P.

By:  /s/Thomas M. Fuller

Name: Thomas M. Fuller

Title: Authorized Signature

[Signature page to Amendment No. 1 to AMI Stockholders’ Agreement]

6

NUTMEG PARTNERS LP

By:  /s/Thomas M. Fuller

Name: Thomas M. Fuller

Title: Authorized Signature

PHS PATRIOT FUND LP

By:  /s/Thomas M. Fuller

Name: Thomas M. Fuller

Title: Authorized Signature

AVENUE CDP GLOBAL OPPORTUNITIES FUND LP

By:  /s/Sonia Gardner

Name: Sonia Gardner

Title: Partner

AVENUE INVESTMENTS LP

By:  /s/Sonia Gardner

Name: Sonia Gardner

Title: Partner

AVENUE INTERNATIONAL MASTER L.P.

By:  /s/Sonia Gardner

Name: Sonia Gardner

Title: Partner

AVENUE SPECIAL SITUATIONS FUND IV LP

By:  /s/Sonia Gardner

Name: Sonia Gardner

Title: Partner

[Signature page to Amendment No. 1 to AMI Stockholders’ Agreement]

7

AVENUE SPECIAL SITUATIONS FUND V L.P.

By:  /s/Sonia Gardner

Name: Sonia Gardner

Title: Partner

AVENUE SPECIAL SITUATIONS FUND VI (MASTER) LP

By:  /s/Sonia Gardner

Name: Sonia Gardner

Title: Partner

CAPITAL RESEARCH AND MANAGEMENT COMPANY, for and on behalf of the following Stockholders:

American Funds Insurance Series – Bond Fund

American Funds Insurance Series – High-Income Bond Fund

American High-Income Trust

The Bond Fund of America

By:  /s/Kristine M. Nishiyama

Name: Kristine M. Nishiyama

Title: Authorized Signatory

CAPITAL INTERNATIONAL SARL, for and on behalf of Captial International Global High-Income Opportunities

By:  /s/Peter Johnstone

Name: Peter Johnstone

Title: Vice President

[Signature page to Amendment No. 1 to AMI Stockholders’ Agreement]

8

CAPITAL GUARDIAN TRUST COMPANY, for and on behalf of Capital Guardian Global High-Income Opportunities Master Fund

By:  /s/Cheryl L. Hesse

Name: Cheryl L. Hesse

Title: Authorized Signatory

[Signature page to Amendment No. 1 to AMI Stockholders’ Agreement]

9